UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

INMUNE BIO INC.

(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

980 North Federal Highway, Suite 110

Boca Raton, FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2024, INmune Bio, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser set forth on the signature page thereto (the “Purchasers) for the purchase and sale of an aggregate of 986,000 shares of the Company’s common stock (the “Shares”) and common stock warrants to purchase 986,000 shares of its common stock (“Warrants”) in a registered direct offering. The Shares were sold at a purchase price of $9.84 per Share and accompanying Warrant, for aggregate gross proceeds to the Company of approximately $9,702,240, before deducting placement agent fees and expenses.

The exercise price of the Warrants is $9.84.The Warrants terminate on the earlier of (1) the two (2) year anniversary of the initial exercise date of the Warrant or (2) thirty (30) trading days following the reporting of positive top line data (EMACC with a p-value less than or equal to 0.05) in the Phase 2 Alzheimer’s program of XPro1595 (the “Termination Date”) but not thereafter.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of April 24, 2024, between the Company and Maxim Group LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s sole placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the gross proceeds received by the Company from the sale of the Shares and Warrants.

The registered direct offering is expected to close on or about April 29, 2024, subject to the satisfaction of customary closing conditions.

The Shares were offered, and will be issued, pursuant to the Prospectus Supplement filed to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-254221) which was filed with the Securities and Exchange Commission on March 12, 2021 and declared effective on May 5, 2021.

Sichenzia Ross Ference Carmel LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions the Purchase Agreement, Warrant and the Placement Agency Agreement are qualified by reference to the full text of which documents, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01 Other Events.

On April 25, 2024 the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
4.1	Form of Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press release, dated April 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: April 26, 2024	By:	/s/ David Moss
David Moss
Chief Financial Officer

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